IntegraMed Unveils New Version of ARTWorks(R) Software

    Specialized modules automated data entry mark single largest revision to unique Infertility Electronic Medical Record System

PURCHASE, NEW YORK - Managing the thousands of individual patient records of a medical office is a daunting challenge, especially when added to the highly complex world of infertility treatment. To answer the challenge, IntegraMed created ARTWorks(R), an electronic medical records system designed specifically for reproductive medicine practices.

The newest version of the software, released today, includes expanded modules for preimplantation genetic diagnosis (PGD), financial management and patient tracking, as well as integration with speech recognition software and the ability to scan paper patient files directly into the system, making conversion from paper to paperless a smoother, more efficient transition.

"With an increasing number of people seeking infertility treatments, the average workload of physicians, nurses, embryologists and practice administrators has increased," said Jay Higham, president and COO of IntegraMed. "ARTWorks automates the time-consuming task of entering and maintaining records, enabling a practice to better serve its patients."

Introduced in 1998, ARTWorks is a suite of fertility care information systems customized for IntegraMed's network of infertility clinics. The suite - developed with a national users group of physicians, nurses, embryologists and administrators - provides a total solution to the core information management requirements of a fertility program by harnessing key information technologies in practice management, decision support, sales and marketing, clinical services and customer satisfaction.

Based on the Application Service Provider (ASP) model, the ARTWorks software and its data are housed in a central location and accessed by clinics via a secure network. This allows an average of 400 simultaneous users per day, and is the first that can be accessed by doctors, nurses, embryology staff and administrators from anywhere in the world. The ASP model not only significantly reduces cost of ownership for clinics, but means that upgrades and changes to the software are completed with minimal impact to day-to-day operations.

Through ARTWorks, the only proven system available, IntegraMed maintains more than 250,000 distinct patient records, with more than 50,000 IVF cycles, 10,000 births, and millions of endocrinology and pharmaceutical records. In strictest compliance with HIPPA, the records are kept private and secure at all times. Under HIPPA, however, IntegraMed is able to share trend data with the Society for Assisted Reproductive Technology (SART) to aid its efforts to track the burgeoning reproductive medicine industry. Because of its size and broad experience in the field, IntegraMed is the only private medical organization that's been able to provide this valuable information for the past five years.

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                                IntegraMed Releases New ARTWorks Software - 2/3

"ARTWorks is the foundation for our practice," said Art Sagoskin, a physician with Shady Grove Fertility Reproductive Science Center in Washington, DC. "It's enabled us to become a 99 percent paperless office and, because all patient files are centralized, we can easily access information from any one of our seven offices. That's a great help because patients sometimes use more than one facility and we often consult with other physicians in different offices. The records are always there when we need them - no one has to try to locate a paper file."

Sagoskin also said the system's many reporting functions allow clinics to perform their own research into treatment plans and success rates, enabling them to continually seek better methods.

The main focus of the latest version was to improve communication within an office and provide faster feedback to patients. Top among the changes to the new software was the creation of a customizable user interface featuring color schemes, desktop icons and shortcuts, and user-tailorable data views enabling doctors, nurses, embryologists and administrators to see the information most critical to them quickly and arranged to personal preference.

Additionally, dozens of templates for forms, patient data, progress reports and other necessary documentation were added to the system. These templates feature a unique auto-fill function that allows a variety of information, from patient data and test results to pharmacological information and next steps, to be automatically placed in a form or document.

Aiding in the transition to a paperless office is another new ARTWorks feature that allows existing patient documents to be scanned into the system. The documents are converted to electronic forms, which saves the original data and allows new information to be input on an ongoing basis.

"One of the biggest advantages ARTWorks offers is the ability to input all data electronically from the minute the patient walks in the door," said Dr. Ronald Carson, director of laboratory services at Reproductive Science Center in New England. "In fact, it allows us to collect so much information, I doubt there are any questions that aren't answered."

Each clinic in the system also has staff members that are part of the ARTWorks user group, which advise IntegraMed on the software. According to Carson, this results in a system that's very responsive to clinics' needs and, because of the ASP model, one that can be updated very quickly.

Perhaps the most significant new form available in the system is a redesigned "stim sheet," which is the master document used to follow the progress of each patient. The stim sheet tracks each patient's ultrasounds, medications and cycle progress.

"By merging all this information together, the doctor can get a snapshot view of the patient's critical treatment information, identify trends and tendencies, make decisions and determine the effectiveness of treatments," said Higham.






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                                IntegraMed Releases New ARTWorks Software - 3/3


                                About IntegraMed

IntegraMed is an exclusive network of the top infertility practices in the United States. Only one practice per market is allowed participation in the network of 138 physicians and scientists in 25 of the top 50 markets. IntegraMed physicians and scientists represent the largest private group of infertility specialists nationwide, and collectively have done more research in the field and treated more patients than any other physician consortium. One of every five IVF procedures in the United States is performed in an IntegraMed practice. Our fertility centers have pregnancy success rates that are above the national average. For more information, visit www.integramed.com.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of October 18, 2004 and IntegraMed undertakes no duty to update this information.

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                        Fact Sheet About ARTWorks Follows


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                             Facts About ARTWorks(R)

ARTWorks(R) has added several expanded modules designed to track the unique elements of a reproductive science practice, including:

    o Speech Recognition System, which allows physicians to simply dictate information into the system. Coupled with the templates, this greatly streamlines date entry.

    o Cryo Management (coming soon), which catalogs information on how many embryos and/or sperm a clinic has on hand and who the donors are, as well as generating an appropriate invoice to the patient.

    o PGD, which collects the data on PGD tests and results, and makes both searchable by clinic staff.

    o A pharmacy module that enables each practice to create its own database and a tailored formulary to automatically create prescriptions.

    o An andrology task log, which tracks semen analysis and is used by lab personnel as a data entry tool to review analyses.

    o Donor Summary provides coordinators/physicians with the ability to track viability and performance of egg donors within their practice.

    o A financial module, designed to improve communications between doctors and nurses and the practice's financial department. Now when patients start a new treatment cycle, the system automatically initiates a patient record that appears on the financial module, eliminating the risk of unauthorized cycle starts and lost charges. It also alerts staff if a patient is eligible for IntegraMed's Shared Risk Refund(TM) Program. To mitigate both the cost of and the risk associated with in vitro fertilization (IVF) treatment, IntegraMed offers the Shared Risk program for couples without the benefit of insurance coverage. With the program, a couple pays a flat fee for up to three cycles of IVF. If the treatments fail to result in a take-home baby, 70 percent of the fee is refunded.

    o The new system also boasts an improved query and search function that can be tailored to locate any piece of information in the system, from basic patient information to the number of embryos stored in a given facility.

    o The ARTWorks system has more than 220,000 distinct patient records, with more than 50,000 IVF cycles and 10,000 births recorded.

    o ARTWorks supports hundreds of users simultaneously, using an Application Service Provider model that also allows users to access the system from anywhere in the world.